       As filed with the Securities and Exchange Commission on January 24, 2000

                                                     Registration No. 333-______



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                        SPANISH BROADCASTING SYSTEM, INC.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                                       13-3827791
(State or other jurisdiction                           (I.R.S. Employer
    of incorporation or                                Identification No.)
       organization)

                                 3191 CORAL WAY
                              MIAMI, FLORIDA 33145
                    (Address of principal executive offices)


               SPANISH BROADCASTING SYSTEM 1999 STOCK OPTION PLAN
                            FOR NONEMPLOYEE DIRECTORS
                              (Full title of plan)


                                Raul Alarcon, Jr.
                       Chairman of the Board of Directors,
                      Chief Executive Officer and President
                        Spanish Broadcasting System, Inc.
                                 3191 Coral Way
                              Miami, Florida 33145
                                 (305) 441-6901
                       (Name, address and telephone number
                              of agent for service)
                              --------------------

                                   Copies to:
                             JASON L. SHRINSKY, ESQ.
                          WILLIAM E. WALLACE, JR., ESQ.
                   Kaye, Scholer, Fierman, Hays & Handler, LLP
                                 425 Park Avenue
                              New York, N.Y. 10022
                                 (212) 836-8000



================================================================================
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
TITLE OF SECURITIES TO   AMOUNT TO BE    PROPOSED       PROPOSED   AMOUNT OF
BE REGISTERED            REGISTERED       MAXIMUM       MAXIMUM    REGISTRATION
                         (1)          OFFERING PRICE   AGGREGATE   FEE (2)
                                         PER SHARE      OFFERING
                                                         PRICE
-------------------------------------------------------------------------------
Class A Common Stock,         300,000    $20.00        $6,000,000   $1,584.00
par value $.0001 per
share
-------------------------------------------------------------------------------

(1) Represents the total number of shares of Class A common stock, par value $.0001 per share, of Spanish Broadcasting System, Inc. which may be issued upon exercise of outstanding stock options granted under the Spanish Broadcasting System 1999 Stock Option Plan for Nonemployee Directors.

(2) Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933 based on the exercise price of the options granted under the plan or relevant option agreements.


================================================================================

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents or portions of these documents, filed with the Securities and Exchange Commission by Spanish Broadcasting System, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, are incorporated herein by reference:

      1. the Company's Annual Report on Form 10-K for the fiscal year ended September 26, 1999 filed on December 27, 1999; and

      2. a description of the Company's Class A common stock, par value $.0001 per share, included in registration statements filed pursuant to the Securities Act of 1933, including any amendments or reports which are filed for the purpose of updating such descriptions.

      All documents we file after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference and to be a part of this registration statement from the date the documents are filed.

      Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded, for purposes of this registration statement, to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the shares of Class A common stock that may be issued under options granted under the Spanish Broadcasting System 1999 Stock Option Plan for Nonemployee Directors is being passed upon for the Company by Kaye, Scholer, Fierman, Hays & Handler, LLP. Jason L. Shrinsky, a member of the board of directors of the Company, is a partner in Kaye, Scholer, Fierman, Hays & Handler, LLP. As of the date of this registration statement, Mr. Shrinsky had received stock options to purchase 50,000 shares of the Company's Class A common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Section 145 of the Delaware General Corporation Law (the "DGCL"), the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities. Section 145 of the DGCL provides that a corporation may indemnify any person, including a director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, provided, he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      A Delaware corporation may also indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

      The Company's third amended and restated certificate of incorporation has a provision which limits the liability of directors to the maximum extent permitted by Delaware law. The third amended and restated certificate of incorporation specifies that directors will not be personally liable for monetary damages for breach of his fiduciary duty as a director. This limitation does not apply to actions by a director or officer that do not meet the standards of conduct which make it permissible under the DGCL for the Company to indemnify such director or officer. The Company's amended and restated by-laws also provide for indemnification of directors and officers (and others) in the manner, under the circumstances and to the fullest extent permitted by the DGCL. Each director has entered into an indemnification agreement with the Company that provides for indemnification to the fullest extent provided by law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

      The following are filed as exhibits to this registration statement:



 EXHIBITS                              DESCRIPTION
 --------                              -----------

   4.1     Third Amended and Restated Certificate of Incorporation of the
           Company. Incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form S-1 filed on October 6,
           1999.
   4.2 Amended and Restated By-laws of the Company. Incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form S-1 filed on October 6, 1999.
   4.3     Spanish Broadcasting System 1999 Stock Option Plan for Nonemployee
           Directors.
   5.1     Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP.
   23.1    Consent of KPMG LLP.
   23.2 Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP (included in Exhibit 5.1).
   24.1 Powers of Attorney (included on the signature page of this registration statement).

ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:


      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, duly authorized, in the City of New York, State of New York, as of January 20, 2000.


                            SPANISH BROADCASTING SYSTEM, INC.



                             By: /s/ Raul Alarcon, Jr.
                                 -------------------------------------
                                 Raul Alarcon, Jr.
                                 Chairman of the Board of Directors,
                                 Chief Executive Officer and President



      POWER OF ATTORNEY. Each person whose signature appears below hereby authorizes each of Raul Alarcon, Jr. and Joseph A. Garcia, as attorney-in-fact, to sign and file on his behalf, individually and in each capacity stated below, any post-effective amendment to this registration statement or any registration statement relating to this offering.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the date indicated:


                                                             Date


 /s/ Raul Alarcon, Jr.                                   January 20, 2000
---------------------------------------------
Raul Alarcon, Jr.
Chairman of the Board of Directors,
Chief Executive Officer and President
(principal executive officer)


 /s/ Joseph A. Garcia                                    January 20, 2000
---------------------------------------------
Joseph A. Garcia
Chief Financial Officer, Executive Vice
President and Secretary
(principal financial and accounting officer)


 /s/ Pablo Raul Alarcon                                  January 20, 2000
------------------------------------------
Pablo Raul Alarcon, Sr.
Director


 /s/ Jose Grimalt                                        January 20, 2000
------------------------------------------
Jose Grimalt
Director


                                                             Date


 /s/ Roman Martinez IV                                   January 20, 2000
--------------------------------------
Roman Martinez IV
Director



 /s/ Jason L. Shrinsky                                   January 20, 2000
-----------------------------------------
Jason L. Shrinsky
Director

                                  EXHIBIT INDEX



 EXHIBITS                              DESCRIPTION
 --------                              -----------

   4.1     Third Amended and Restated Certificate of Incorporation of the
           Company. Incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form S-1 filed on October 6,
           1999.
   4.2 Amended and Restated By-laws of the Company. Incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form S-1 filed on October 6, 1999.
   4.3     Spanish Broadcasting System 1999 Stock Option Plan for Nonemployee
           Directors.
   5.1     Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP.
   23.1    Consent of KPMG LLP.
   23.2 Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP (included in Exhibit 5.1).
   24.1 Powers of Attorney (included on the signature page of this registration statement).